FORM OF AMENDED AND RESTATED BYLAWS
OF
EMPLOYERS HOLDINGS, INC.

ARTICLE I
STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of Employers Holdings, Inc. (the “Corporation”), shall be held at such date and time as shall be determined by the board of directors of the Corporation (the “Board of Directors”).

Section 2. Special Meetings. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. Business transacted at all special meetings of the stockholders of the Corporation shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 3. Place of Meeting. Every meeting of the stockholders, whether an annual or a special meeting, shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be selected by the Board of Directors.

Section 4. Notice of Meetings. Written notice of the place, date and time of any stockholders’ meeting, whether annual or special, and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to the stockholder at the address of the stockholder that appears upon the records of the Corporation not less than 10 nor more than 60 days prior to the date of such meeting. Any meeting of the stockholders may be adjourned from time to time by the presiding officer at the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of this Section 4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 5. Voting Power of Stockholders. Each stockholder entitled to vote at any meeting of the stockholders may vote either in person or by proxy filed with the Secretary of the Corporation at or before such meeting. The proxy shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast. Unless a higher vote is required by applicable law, the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or these Bylaws, if a quorum is present, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Section 6. Quorum. Unless otherwise required by applicable law, the Articles of Incorporation or these Bylaws, a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders duly and properly called. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum of stockholders shall not be present or represented at any meeting of the stockholders, the presiding officer at the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 4 hereof, until the requisite number of stockholders shall be present. At any subsequently reconvened meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7. Inspector of Election. At every meeting of the stockholders, the Chairman of the Board or his designee shall appoint not fewer than two persons who are neither officers nor directors, as inspectors to receive and canvass the votes given at the meeting, and certify the result to him or her. At the next meeting of the Board of Directors, the Chairman of the Board shall lay before the Board of Directors the results so certified, and thereupon such proceedings shall be had as the subject matter decided by the election or the vote may require.

Section 8. Record Date. The directors may fix in advance a date, which shall be not less than 10 nor more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such dissent.

Section 9. Notice of Proposed Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 10. Notice of Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 11. No Stockholder Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action without a meeting is hereby specifically denied.

ARTICLE II
DIRECTORS

Section 1. Powers. The Board of Directors shall manage and control the business and affairs of the Corporation.

Section 2. Number. The Board of Directors shall consist of not less than one person, and the exact number of directors constituting the Board of Directors shall be fixed from time to time by resolution adopted by a majority of the Board of Directors then in office.

Section 3. Classes. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Class I directors shall terminate on the date of the 2007 annual meeting; the term of the Class II directors shall terminate on the date of the 2009 annual meeting; and the term of the Class III directors shall terminate on the date of the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 4. Term. Each member of the Board of Directors shall hold office until such director’s successor shall have been duly elected and qualified or until they have resigned or are removed from office or their office is otherwise vacated.

Section 5. Place of Meetings. Meetings of the Board of Directors, whether annual or special, may be held within or without the State of Nevada.

Section 6. Annual Meetings. Unless otherwise determined by the Chairman of the Board and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new Board members for this annual meeting shall be necessary.

Section 7. Other Meetings. Other regular meetings may be held at such times as may be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Board of Directors then in office. Notice of special meetings setting forth the time and place of such meeting shall be given to each director then in office through the following means: personally or telephonically, by electronic mail, facsimile or by other means of written communication at least 24 hours before the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

Section 8. Voting. Any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

Section 9. Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time.

Section 10. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall designate a director or officer to preside at any such meeting where the Chairman is absent. The Chairman of the Board shall have such other duties as the Board of Directors shall determine from time to time.

Section 11. Compensation of Directors. Board members who are not salaried officers of the Corporation shall receive such compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the directors who are not salaried officers of the Corporation shall be entitled to reimbursement of the expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Corporation, or in connection with the business of the Corporation or their duties as directors generally.

Section 12. Resignation of Directors. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 13. Removal. Any director or one or more of the incumbent directors may be removed from office by vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock of the Corporation entitled to vote.

Section 14. Increase in Number of Directors and Vacancies. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 15. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all Board members or members of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the Board or committee members shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

Section 16. Committees. The Board of Directors may designate one or more committees and may delegate any of its powers to such committee. Each committee shall consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) adopting an agreement of merger or consolidation under Sections 92A.005 to 92A.270, inclusive, of the Nevada Revised Statutes, (ii) approving the sale, lease or exchange of all of the Corporation’s property and assets under Section 78.565 of the Nevada Revised Statutes, (iii) amending the Articles of Incorporation of the Corporation, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) declaring a dividend. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article II, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. Except as otherwise provided in this Section 16, the meetings and proceedings of any committee shall be governed by the provisions of these Bylaws regulating the meetings and proceedings of the Board of Directors, so far as the same are applicable and are not superseded by directions imposed by the Board of Directors.

Section 17. Participation by Telephone. Any one or more Board members or members of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III
OFFICERS

Section 1. Officers. The Board of Directors shall select and appoint the Chairman of the Board, the President and Chief Executive Officer, the Treasurer, the Secretary and any other officers as it deems advisable from time to time. The Board of Directors shall vote on the appointment of any and all such officers at the regular meeting of the Board held after each annual meeting of the stockholders. Each officer shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors, or, in the event of its failure so to prescribe, by the President and Chief Executive Officer. The Chairman of the Board shall be chosen from among the directors and other officers may, but need not, be directors. One person may hold more than one office, except that no one person shall hold simultaneously (i) the offices of (A) President and Chief Executive Officer and (B) Secretary; or (ii) the offices of (A) Chairman of the Board and (B) Secretary.

Section 2. President and Chief Executive Officer. The President and Chief Executive Officer shall, subject only to the direction and control of the Board of Directors, have responsibility for the general management of the business affairs and property of the Corporation, and of its several officers, and shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.

Section 3. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and its committees and the minutes of all meetings of the Corporation in books provided for that purpose and the Secretary shall attend to the giving or serving of all notices of the Corporation. The Secretary may sign with the President and Chief Executive Officer, or a Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Board of Directors, and, when so ordered by the Board of Directors or such committee, the Secretary shall affix the seal of the Corporation thereto. The Secretary shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director, upon request at the office of the Corporation during business hours; and shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the President and Chief Executive Officer.

Section 4. Treasurer. The Treasurer shall keep the financial accounts of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be designated by the Board of Directors and shall render to the Board of Directors and the President and Chief Executive Officer whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 5. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined, or pursuant to authority granted, by the Board of Directors.

Section 6. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the directors then in office.

The removal of an officer shall be without prejudice to his or her contract rights, if any. Election or appointment of an officer shall not of itself create contract rights.

Section 7. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

Section 8. Filling of Vacancies. A vacancy in any office shall be filled by, or pursuant to authority granted by, the Board of Directors.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

Section 2. Contracts, Checks, Drafts. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chairman of the Board, or the President and Chief Executive Officer, may authorize for that purpose.

Section 4. Manner of Giving Notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, subject to any prior periods called for herein. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the intended recipient. Any stockholder of the Corporation, director, officer, or Board committee member may waive any notice required to be given under these Bylaws. Whenever in the Corporation’s Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit or other sworn certificate of the person who mailed such notice, filed with the Secretary of the Corporation, shall constitute conclusive evidence that such notice has been given and mailed.

Section 5. Construction. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or a portion thereof shall not affect the validity of the remainder of the Bylaws, which shall remain in full force and effect.

Section 6. Certificate of Stock. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Nevada law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by at least two of the Chairman, President, Chief Executive Officer, Treasurer or Secretary. Any or all of the signatures on the certificate may be a facsimile.

Section 7. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
AGAINST LIABILITIES AND EXPENSES

Section 1. Definitions. For the purposes of this Article (other than sections 7, 10 and 11 hereof), “agent” means any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic company which was a predecessor company of the Corporation or of another enterprise at the request of the predecessor company. For the purposes of this Article, “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 4 or 5(b) of Article V.

Section 2. Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, to the fullest extent permitted or authorized by applicable law, if that person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, to the fullest extent permitted or authorized by applicable law, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made under this Section 3 for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 4. Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceedings referred to in Sections 2 or 3 of Article V or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations. Except as provided in Section 4 or 6 of Article V, any indemnification under Article V shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of Article V by:

(a) A majority vote of a quorum consisting of directors who are not parties of such proceeding;

(b) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the Corporation;

(c) The stockholders;

(d) Independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

(e) Independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Section 6. Advance of Expenses. Expenses of agents incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. This provision does not affect any rights to advancement of expenses to which Corporation personnel other than directors may be entitled under contract or otherwise by law.

Section 7. Other Indemnification. The indemnification authorized by Article V shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its stockholders while acting in the capacity of a director or officer of the Corporation to the extent the additional rights to indemnification are authorized in Sections 78.138, 78.7502, and 78.751 of the Nevada Revised Statutes or any other applicable law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the Corporation’s Articles of Incorporation. An article provision authorizing the indemnification in excess of that permitted by Chapter 78 of the Nevada Revised Statutes or to the fullest extent permissible under Nevada law or the substantial equivalent thereof shall be construed to be a provision for additional indemnification for breach of duty to the Corporation and its stockholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in Article V shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under Article V, except as provided in Section 4 or Section 5(b), in circumstances where it appears:

(a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent or other employee of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of Article V.

Section 10. Amendment to General Corporation Law. The Corporation may also indemnify its directors, officers, employees, and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to the Nevada Revised Statutes as enacted from time to time.

Section 11. Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

ARTICLE VI
AMENDMENTS

Section 1. Amendments. The Board of Directors shall have the exclusive authority to adopt, make, repeal, alter, amend or rescind these Bylaws by the affirmative vote of a majority of the Board of Directors then in office.

IN WITNESS WHEREOF, the undersigned does hereby execute these Bylaws on this 1st day of February, 2007.

Lenard T. Ormsby, Secretary

STATE OF NEVADA           )

                                                )  SS.

COUNTY OF WASHOE       )

On this 1st day of February, 2007, personally appeared before me, a Notary Public in and for State and County aforesaid, Lenard T. Orsmby, known to me to be the person described in and who executed the foregoing Bylaws, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes herein mentioned.

WITNESS my hand and official seal the day and year first above written.

Notary Public